UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                               (Amendment No. 1)

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 3, 2006

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)


        Delaware                         0-26224                  51-0317849
(State or other jurisdiction of    (Commission File Number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 275-0500

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Integra LifeSciences Holdings Corporation (the "Company") on March 8, 2006 (the "Initial Form 8-K") to include financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date the Initial Form 8-K was required to be filed.


ITEM 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Statements of Assets and Liabilities to be Sold as of September 30, 2005 and 2004 and the Statements of Net Revenue, Cost of Revenue, and Direct Expenses for the Years then Ended for Radionics, Products Lines of Tyco Healthcare Group LP and Independent Auditors' Report.

Statements of Assets and Liabilities To Be Sold as of September 30, 2005 and December 31, 2005 (unaudited), and the Statements of Net Revenue, Cost of Revenue, and Direct Expenses for the Three Month Periods Ended December 31, 2004 (unaudited) and December 30, 2005 (unaudited) for Radionics, Products Lines of Tyco Healthcare Group LP.


(b) Unaudited Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Balance Sheet of the Company as of December 31, 2005

Unaudited Pro Forma Condensed Combined Statement of Operations of the Company for the year ended December 31, 2005

Note to Unaudited Pro Forma Condensed Combined Financial Information of the Company

(c) Exhibits.

Exhibit
Number      Description of Exhibit
-------     ----------------------

10.1* Asset Purchase Agreement, dated as of September 7, 2005, by and between Tyco Healthcare Group LP and Sherwood Services, AG and Integra LifeSciences Corporation and Integra LifeSciences (Ireland) Limited

23.1        Consent of Deloitte & Touche LLP



* Filed on Form 8-K on September 13, 2005

ITEM 9.01(a)  Financial Statements of Business Acquired

Independent Auditors' Report

Financial Statements:

Statements of Assets and Liabilities to be Sold as of September 30, 2005 and 2004.
Statements of Net Revenue, Cost of Revenue, and Direct Expenses for the Years Ended September 30, 2005 and 2004 for Radionics, Products Lines of Tyco Healthcare Group LP.
Notes to the Financial Statements

INDEPENDENT AUDITORS' REPORT
To the Management of Tyco Healthcare Group LP
Mansfield, Massachusetts

We have audited the accompanying statements of assets and liabilities to be sold of Radionics, Product Lines of Tyco Healthcare Group LP ("Radionics"), as of September 30, 2005 and 2004, pursuant to the asset purchase agreement by and between the Tyco Healthcare Group LP and Sherwood Services, AG, as Seller, and Integra LifeSciences Corporation and Integra LifeSciences (Ireland) Limited (collectively, "Integra"), as Buyer, dated as of September 7, 2005 (the "Agreement"), and as described in Note 1, and the related statements of net revenue, cost of revenue and direct expenses for the years then ended. These statements are the responsibility of Radionics' management. Our responsibility is to express an opinion on the statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Radionics' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of assets and liabilities to be sold and related statements of net revenue, cost of revenue and direct expenses. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared to present the assets and liabilities of Radionics to be sold to Integra pursuant to the Agreement, described in Note 1, and are not intended to be a complete presentation of Radionics' assets and liabilities or results of operations.

In our opinion, the accompanying statements present fairly, in all material respects, the assets and liabilities of Radionics as of September 30, 2005 and 2004, to be sold pursuant to the Agreement, described in Note 1, and the related statements of net revenue, cost of revenue and direct expenses for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared from the separate records maintained by Radionics and may not necessarily be indicative of the conditions that would have existed or the results of operations if Radionics had been operated as an unaffiliated company. As described in Note 2, portions of certain costs of revenue and direct expenses represent allocations made from Tyco Healthcare Group LP items applicable to the company as a whole.


Deloitte & Touche LLP
Boston, Massachusetts
February 17, 2006

RADIONICS, PRODUCT LINES OF TYCO HEALTHCARE GROUP LP

STATEMENTS OF ASSETS AND LIABILITIES TO BE SOLD
AS OF SEPTEMBER 30, 2005 AND 2004
(IN THOUSANDS)
--------------------------------------------------------------------------------


                                                             2005          2004
ASSETS TO BE SOLD

INVENTORIES                                                $7,028        $ 9,471

OTHER CURRENT ASSETS                                          531            152

PROPERTY, PLANT, AND EQUIPMENT--Net                         1,080         1,187

INTANGIBLE ASSET--Net                                       1,237         1,767
                                                           ------        ------

TOTAL                                                      $9,876        $12,577
                                                           ======        =======


LIABILITIES TO BE SOLD

DEFERRED REVENUE                                           $1,883        $ 1,810

ACCRUED WARRANTY COSTS                                        359            450

CUSTOMER DEPOSITS                                              30            120

EMPLOYEE SEVERANCE                                             45

COMMITMENTS AND CONTINGENCIES (Note 6)
                                                           ------        -------

TOTAL                                                      $2,317        $ 2,380
                                                           ======        =======


See notes to financial statements.

RADIONICS, PRODUCT LINES OF TYCO HEALTHCARE GROUP LP

STATEMENTS OF NET REVENUE, COST OF REVENUE, AND DIRECT EXPENSES
FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004
(IN THOUSANDS)
--------------------------------------------------------------------------------


                                                            2005          2004

NET REVENUE                                               $68,727        $62,199

COST OF REVENUE                                            24,847         23,483
                                                          -------        -------

GROSS PROFIT                                               43,880         38,716
                                                          -------        -------

DIRECT EXPENSES:
  Selling, general and administrative                      23,110         20,469
  Research and development                                  3,416          3,982
  Freight to customers                                      1,037            912
                                                          -------        -------

           Total direct expenses                           27,563         25,363
                                                          -------        -------

EXCESS OF NET REVENUE OVER COST OF REVENUE AND
  DIRECT EXPENSES                                         $16,317        $13,353
                                                          =======        =======


See notes to financial statements.

RADIONICS, PRODUCT LINES OF TYCO HEALTHCARE GROUP LP

NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004
(IN THOUSANDS, EXCEPT SHARE DATA)
--------------------------------------------------------------------------------


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION--The financial statements consist of the assets and liabilities related to Radionics, Product Lines of Tyco Healthcare Group LP, ("Radionics" or the "Company") to be sold pursuant to the Asset Purchase Agreement by and between the Tyco Healthcare Group LP and Sherwood Services, AG, as Seller, and Integra LifeSciences Corporation and Integra LifeSciences (Ireland) Limited (collectively, "Integra"), as Buyer, dated as of September 7, 2005 (the "Agreement"), and as amended through February 3, 2006, and the related net revenues, cost of revenues and direct expenses of Radionics. The Tyco Healthcare Group LP ("Tyco Healthcare") is a segment of Tyco International Ltd. ("Tyco"), and Sherwood Services, AG is a subsidiary of Tyco. Tyco Healthcare and Tyco collectively are the "parent companies".

The Radionics' operations include a leased manufacturing facility in Burlington, Massachusetts, which produces products exclusively for the Radionics' product lines. There are also manufacturing facilities in Tijuana, Mexico and Boulder, Colorado which produce products for Radionics and other Tyco Healthcare operations. The products manufactured in these shared facilities are transferred to Radionics at cost. The shared facilities are not included in the net assets of Radionics as they are not being sold to Integra. Distribution of Radionics' products is generally integrated with other Tyco Healthcare product lines. Domestically, the products are sold by independent representatives.
Internationally, the products are generally sold through existing Tyco Healthcare operations. In addition to administrative offices in Burlington, Massachusetts, which are exclusive to Radionics, additional administrative support services are integrated within other Tyco Healthcare operations. See
Note 2, ALLOCATION OF DIRECT EXPENSES AND RELATED-PARTY TRANSACTIONS, for a further description of these services. Research and development activities occur primarily at the Burlington facility. The statements of net revenue, cost of revenue and direct expenses do not include any amounts for corporate overhead, interest expense or income taxes.

The financial statements include allocations for the above described direct expenses incurred at shared services and related-party transactions. As a result, the financial information presented herein may not be indicative of the results that would have been achieved had Radionics operated as a separate, stand-alone entity. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates. Significant accounting estimates used include estimates of shared costs of production allocated to inventory values and inventory reserves. Estimates are used in allocating certain direct expenses for selling, marketing, general, and administrative services provided by the parent companies. Management believes these allocations are reasonable.

DESCRIPTION OF THE BUSINESS--Radionics is a leader in the design, manufacture and sale of advanced minimally-invasive medical instruments in the field of neurosurgery and radiation therapy. Its products are primarily utilized in the treatment of cancer. Radionics designs its products to deliver the highest accuracy and provides quality assurance tools, training, and service to ensure reliability and safety.

INVENTORIES--Inventories are valued at lower of cost (first-in, first-out basis) or market.

Provisions for obsolete and slow-moving inventory are estimated based on forecasted demand. Changes in estimates are reflected in cost of revenues.

Distribution costs of $2,243 and $1,541 are included in cost of revenue for the years ended September 30, 2005 and 2004, respectively. These costs consist of direct costs of $353 and $267 and allocated costs of $1,890, and $1,274 from Tyco Healthcare for shared distribution facilities for the respective years.

PRODUCT WARRANTY--The Company generally records estimated product warranty costs at the time of sale. Manufactured products and equipment are warranted against defects in materials and worksmanship, generally for 12 months after delivery. Warranty period terms range from 1 to 7 years. The warranty liability is determined based upon historical information, including claims experience.

LONG-LIVED ASSETS--The Company periodically evaluates the net realizable value of long-lived assets, including property, plant, and equipment, and amortizable intangible assets when indicators of potential impairment are present. Fair values are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates, reflecting varying degrees of perceived risk.

PLANT, PROPERTY, AND EQUIPMENT--NET--Property, plant, and equipment, net is recorded at cost less accumulated depreciation.

Maintenance and repair expenditures are expensed when incurred. When assets are retired or sold, the related cost and accumulated depreciation or amortization is removed from the accounts and any resulting gain or loss is included in operations. Losses on retirements of $140 were recorded and included as a component of selling, general and administration in the statement of Net Revenue, Cost of Revenue and Direct Expenses for the year ended September 30, 2004. There were no losses on retirements for the year ended September 30, 2005. Depreciation is computed on a straight-line basis over the following estimated useful lives:

Machinery and equipment                            3-15 years
Furniture and fixtures                             3-15 years
Computer software and hardware                     3-5 years
Leasehold improvements                             Remaining term of lease

Only dedicated assets to be acquired by Integra are included in the statements of assets and liabilities to be sold. All other assets shared with, and owned by, Tyco Healthcare are excluded.

DEMONSTRATION PRODUCT AND LOANED EQUIPMENT--Demonstration product ("Demo") is capital equipment utilized by the sales force as a sales tool. Demo is located with the sales force and independent dealers and is expensed when shipped to them. In addition, Radionics maintains an inventory of loaned capital equipment, primarily items that are provided to customers for use when the customer owned item is sent in for repair. Upon completion of the repair, the loaned equipment is returned to Radionics.

INTANGIBLE ASSETS AND GOODWILL--Patents are recorded at fair value as of the dates of acquisition and are amortized on a straight-line basis over the lesser of their remaining legal life, or the maximum estimated useful life, generally 10 years or less.

Tyco adopted Statement of Financial Accounting Standards ("SFAS") No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS in fiscal 2002. In connection with adoption, Tyco allocated goodwill at one level below the Tyco segment level, as prescribed by SFAS No. 142. Radionics' operations are more than one level below the Tyco segment level and as a result, no goodwill has been included in the Radionics' financial statements.

REVENUE RECOGNITION--Revenue from the sale of products is recognized at the time title and risks and rewards of ownership pass. This is generally when the products are received by the customer, the sales price is fixed and determinable and collection is reasonably assured. Revenue from the sale of selected capital equipment is recognized after the equipment is installed and accepted by the customer. No individual customer represents more than 10% of revenue.

Radionics leases certain products to customers for terms ranging from 1 to 5 years. Radionics recognizes lease revenue upon consummation of the contract and receipt and acceptance of the product by the customer. No new financing arrangements were entered into during the years ended September 30, 2005 and 2004.

Revenue from the sale of warranty contracts is deferred and recognized into income over the term of the contract. Contracts are noncancelable, with terms of generally one year, although certain contracts have terms ranging up to three years. Warranty revenue of $2,704 and $2,788 was recognized for the years ended September 30, 2005 and 2004, respectively.

FREIGHT TO CUSTOMERS--Tyco Healthcare allocates the costs associated with third-party freight providers to the Company. Costs associated with third-party freight that are billed to customers are included in net revenue and cost of revenue. Freight costs that are not billed to customers are included in direct expenses.

FOREIGN CURRENCY TRANSLATION--For the Company's non-U.S. operations whose functional currency is other than U.S. dollars, assets and liabilities are translated into U.S. dollars using year-end exchange rates. Sales and expenses are translated at the average exchange rates in effect during the year. As part of managing the exposure to changes in foreign currency rates, the Company utilizes forward and option contracts with financial institutions acting as principal counterparties. Gains and losses on foreign currency transactions are generally related to intercompany purchases and sales of inventory and are included in cost of revenue. A net gain of $1,285 and $917 is included in cost of revenue for the years ended September 30, 2005 and 2004, respectively. Gains and losses on foreign currency related to other transactions resulted in net losses of $252 and $160 which is included within selling, general and administrative expense for the years ended September 30, 2005 and 2004, respectively.

RESEARCH AND DEVELOPMENT--Research and development costs are expensed as incurred. Expenses consist of direct expenditures attributable to costs incurred at the Burlington facility, inclusive of personnel-related costs, and facility overhead as well as allocated research costs from Tyco Healthcare.

EMPLOYEE SHARE OPTION PLANS--Tyco has granted options to purchase Tyco common shares to certain of Radionics employees. Radionics and Tyco measure compensation cost in connection with employee share option plans using the intrinsic value method and, accordingly, do not recognize compensation expense for the issuance of options with an exercise price equal to or greater than the market price at the date of grant. Had the fair value based method been applied, using the Black-Scholes option pricing model and the assumptions set forth in
Note 9, the effect on the Company's direct expenses would have been as follows in 2005 and 2004:

                                                            2005           2004

Excess of direct revenues over
  expenses--as reported                                   $16,317        $13,353

Less total employee compensation
  expense for share options
  determined under fair value
  method--net of income taxes                                  90             90
                                                          -------        -------

Excess of direct revenues over
  expenses--pro forma                                     $16,227        $13,263
                                                          =======        =======

ACCOUNTING PRONOUNCEMENTS--In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, INVENTORY COSTS, AN AMENDMENT OF ARB NO. 43, CHAPTER 4. SFAS No. 151 amends Accounting Research Bulletin ("ARB") No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges. In addition, SFAS No. 151 requires that allocation of fixed production overhead to inventory be based on the normal capacity of the production facilities. SFAS No. 151 will be effective in fiscal 2006. The adoption of SFAS No. 151 is not expected to have a significant impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 123R which requires all share-based payments to employees be recognized in the financial statements based upon fair values. SFAS 123R replaces SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and supersedes Accounting Principles Board Opinion No. 25, ("APB Opinion No. 25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Effective October 1, 2005, Tyco adopted the provisions of SFAS No. 123R using the modified prospective method. Under this method, compensation expense is recorded for all unvested options over the related vesting period beginning in the quarter of adoption. The Company previously applied the intrinsic value based method prescribed in APB Opinion No. 25 in accounting for employee stock-based compensation. Under adoption of SFAS No. 123R, the company will recognize stock-based compensation costs ratably over the service period, which is the earlier of the retirement eligibility date, if the grant contains provisions such that the award becomes fully vested upon retirement, or the stated vesting period. For grants issued to retirement eligible employees prior to the adoption of SFAS No. 123R, the Company will recognize compensation costs over the stated vesting period with acceleration of any unrecognized compensation costs if and when the employee elects to retire. The Company has not calculated the estimated impact of the adoption of SFAS No. 123R for fiscal year 2006.

In March 2005, the SEC issued Staff Accounting Bulletin ("SAB") No. 107 regarding the Staff's interpretation of SFAS No. 123R. This interpretation provides the Staff's views regarding interactions between SFAS No. 123R and certain SEC rules and regulations and provides interpretations of the valuation of share-based payments for public companies. The interpretive guidance is intended to assist companies in applying the provisions of SFAS No. 123R and investors and users of the financial statements in analyzing the information provided. The Company will follow the guidance prescribed in SAB No. 107 in connection with its adoption of SFAS No. 123R.

In March 2005, the FASB issued Interpretation ("FIN") No. 47, ACCOUNTING FOR CONDITIONAL ASSET RETIREMENT OBLIGATIONS--AN INTERPRETATION OF FASB STATEMENT NO. 143. This Interpretation clarifies the timing of liability recognition for legal obligations associated with an asset retirement when the timing and (or) method of settling the obligation are conditional on a future event that may or may not be within the control of the entity. FIN No. 47 is effective no later than the end of fiscal years ending after December 15, 2005. The Company is assessing the impact, if any, that FIN No. 47 will have on the results of its financial statements.

2. ALLOCATION OF DIRECT EXPENSES AND RELATED-PARTY TRANSACTIONS

Tyco Healthcare and U.S. Surgical, a division of Tyco Healthcare that is responsible for the management of Radionics, allocate certain employee benefit expenses to Radionics on the basis of the number of personnel. Tyco and Tyco Healthcare, including U.S. Surgical, do not allocate freight and warehousing, certain research and development, and selling and marketing and general administrative and other expenses to its operating divisions for internal financial reporting. However, for the purposes of the accompanying financial statements, an allocation of such direct expenses from Tyco Healthcare and U.S. Surgical has been included and is summarized as follows:

YEAR ENDED SEPTEMBER 30, 2005                                    DOMESTIC         INTERNATIONAL          TOTAL
Other cost of sales, freight and warehousing                     $    724            $ 2,161             $ 2,885
Research and development--regulatory                                   16                 38                  54
Selling and marketing                                                   -              6,013               6,013
General--administrative and other                                   1,744              2,721               4,465
                                                                 --------            -------             -------

Total                                                            $  2,484            $10,933             $13,417
                                                                 ========            =======             =======

YEAR ENDED SEPTEMBER 30, 2004                                    DOMESTIC          INTERNATIONAL         TOTAL
Other cost of sales, freight and warehousing                     $    628            $ 1,960             $ 2,588
Research and development--regulatory                                   81                 17                  98
Selling and marketing                                                                  5,340               5,340
General--administrative and other                                   2,066              2,546               4,612
                                                                 --------            -------             -------

Total                                                            $  2,775            $ 9,863             $12,638
                                                                 ========            =======             =======


Included in the domestic allocations are both Tyco Healthcare and U.S. Surgical allocations. Tyco Healthcare costs represent an allocation of shared services such as personnel, legal, human resources and finance which are allocated primarily on the proportion of Radionics sales to Tyco Healthcare sales. U.S. Surgical direct support costs represent personnel and support expenses for quality control, regulatory compliance, finance (accounts payable, accounts receivable, planning, payroll, sales force compensation and treasury), information systems, customer service, legal, human resources, warehousing and engineering support. The allocation includes use of corporate facilities by these employees. These costs are primarily allocated based on the proportion of Radionics sales to total Radionics and U.S. Surgical sales.

International direct expenses are generally allocated on a percentage of Radionics' sales to total international sales in the respective location. There is also a Belgium facility which is primarily dedicated to supporting Radionics. Direct expenses for the Belgium facility totaled $727 and $841 for the years ended September 30, 2005 and 2004, respectively.

Management   believes  that  all   allocations  of  these  direct  expenses  are
reasonable; however, these costs may not be indicative of the costs that would have been incurred if Radionics operated on a stand-alone basis.

Radionics' manufacturing facility in Burlington, Massachusetts manufactures a small volume of raw materials for use in products sold by an affiliate. In addition, Tyco Healthcare manufactures products for Radionics at shared facilities in Boulder, Colorado and Tijuana, Mexico that are not being sold to Integra and are excluded from the financial statements. Radionics purchases components for its products from other Tyco businesses. The costs of these components were $616 and $859 for the years ended September 30, 2005, and 2004, respectively.

Tyco allocates certain corporate overhead costs to Tyco Healthcare. These costs are administrative services that are primarily related to costs associated with being a publicly traded company, treasury, tax, risk management, and certain human resource functions. These costs are not part of the direct expense, operations, or business of Radionics on a stand-alone basis, and, as such, allocations of these Tyco overhead costs have been excluded from the Radionics' financial statements.

3. INVENTORY

Inventory is as follows:
                                                            2005          2004

Finished goods                                            $ 4,171       $ 5,856
Work in process                                             1,020           594
Raw materials                                               5,507         9,049
                                                          -------       -------

                                                           10,698        15,499

Less allowance for obsolescence                            (3,670)       (6,028)
                                                          -------       -------

                                                          $ 7,028       $ 9,471
                                                          =======       =======


Activity in the allowance for obsolescence is as follows:

                                                            2005          2004

Balance--beginning of year                                $(6,028)      $(4,478)
Provision for inventory obsolescence                                     (1,057)
Dispositions and adjustments--net                           2,358          (493)
                                                          -------       -------

Balance--end of year                                      $(3,670)      $(6,028)
                                                          =======       =======

Inventory and product costs included in cost of sales are comprised of the following:

                                                                        COST OF
AS OF AND FOR THE YEAR ENDED SEPTEMBER 30, 2005          INVENTORY       SALES

Inventory at standard costs                               $11,223       $20,999
Inventory variances:
  Specific identified manufacturing facilities                 77         2,190
  Allocated at shared manufacturing facilities               (602)       (1,591)
  Inventory allowance for obsolescence                     (3,670)
  Nonproduct costs included in cost of sales
    (including warranty, warehousing,
    freight, demo, and loaners)                                           3,249
                                                          -------       -------

Total                                                     $ 7,028       $24,847
                                                          =======       =======

                                                                        COST OF
AS OF AND FOR THE YEAR ENDED SEPTEMBER 30, 2004           INVENTORY      SALES

Inventory at standard costs                               $16,488       $20,933
Inventory variances:
  Specific identified manufacturing facilities                636         1,131
  Allocated at shared manufacturing facilities             (1,625)       (2,555)
  Inventory allowance for obsolescence                     (6,028)        1,057
  Nonproduct costs included in cost of sales
    (including warranty, warehousing,
    freight, demo, and loaners)                                           2,917
                                                          -------       -------
Total                                                     $ 9,471       $23,483
                                                          =======       =======

4. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment--net, is as follows:


                                                            2005          2004

Machinery and equipment                                   $ 1,403       $ 1,255
Furniture and fixtures                                        265           236
Computer equipment and software                               885           717
Leasehold improvements                                        722           722
Construction in progress                                      102           148
Accumulated depreciation                                   (2,297)       (1,891)
                                                          -------       -------

                                                          $ 1,080       $ 1,187
                                                          =======       =======


Depreciation expense on property, plant, and equipment was $406 and $472 for the years ended September 30, 2005 and 2004, respectively.

During the years ended September 30, 2005 and 2004, Radionics acquired assets with a cost of $299 and $356.

5. INTANGIBLE ASSET--NET

Intangible asset--net, is as follows:
                                                            2005          2004

Patent                                                    $ 5,300       $ 5,300
Accumulated amortization                                   (4,063)       (3,533)
                                                          -------       -------

                                                          $ 1,237       $ 1,767
                                                          =======       =======

Amortization expense was $530 for each of the years ended September 30, 2005 and 2004, respectively. Annual amortization expense fiscal 2006 through 2007 is estimated to be $530 per year. Amortization expense is estimated to be $177 for 2008.

6. COMMITMENTS AND CONTINGENCIES

Radionics is obligated under various noncancelable facility operating leases that are being assumed by Integra. Total rent expense under operating leases was $442 and $419 for the years ended September 30, 2005 and 2004, respectively. Future minimum lease payments under the property leases with initial or remaining terms in excess of one year as of September 30, 2005, are as follows:

YEARS ENDING
SEPTEMBER 30

2006                                                                        $247
2007                                                                         228
2008                                                                          38
thereafter                                                                   -
                                                                            ----
                                                                            $513
                                                                            ====

Office equipment and vehicles are leased under a Tyco Healthcare master agreement and have lease terms of one year or less and generally relate to administrative services at shared service facilities or, in the case of vehicles, sales representatives. The obligations under these agreements are not included in the table above as these will not be assumed by Integra. Costs for the items are included in allocations described in Note 2 to the financial statements.

7. RETIREMENT PLANS

DEFINED CONTRIBUTION RETIREMENT PLANS--Domestic employees of Radionics that are employed full-time are eligible to participate in Tyco's 401(K) retirement plan. Participants can elect to defer a percentage of their salary through payroll deductions and direct their contributions into different investment funds. Radionics provides for matching contributions in the amount of 5% of salary, increasing to 6% of salary for employees with services of five years or more. The expense associated with the matching contribution was $355 and $351 for the years ended September 30, 2005 and 2004, respectively.

Radionics' employees participate in a Tyco sponsored unfunded Supplemental Executive Retirement Plan ("SERP"). This plan is nonqualified and restores the employer match that certain employees lose due to IRS limits on eligible compensation under the defined contribution plans. Expenses, assets and liabilities related to SERP were immaterial for the years ended September 30, 2005 and 2004. Radionics employees do not participate in any other Tyco sponsored non-qualified deferred compensation plan.

DEFINED BENEFIT PENSION PLANS--Radionics has employees who participate in pension plans which cover employees from multiple Tyco business segments. Radionics has certain non-U.S. employees who participate in Tyco defined benefit retirement plans which have been designed in accordance with applicable conditions and practices in the countries concerned.

Allocated pension expense associated with the Tyco plans was $21 and $19 for the years ended September 30, 2005 and 2004, respectively.

8. SHARE PLANS

Radionics has no employee share option plans; however, certain callout employees of the Radionics have been granted share options under the Tyco International Ltd. 2004 Stock and Incentive Plan (the "2004 Plan"). The 2004 Plan provides for the award of stock options, stock appreciation rights, annual performance bonuses, long-term performance awards, restricted units, restricted stock, promissory stock, and other stock-based awards for eligible employees of Tyco and the Company.

SHARE OPTIONS--Options are granted to purchase common shares at prices which are equal to or greater than the market price of the common shares on the date the options are granted. Conditions of vesting are determined at the time of grant. The 2004 Plan indicates that, unless otherwise stated, the options will become exercisable in equal annual installments over a period of four years and will generally expire 10 years after the date of grant. However, the majority of stock options vest in equal annual installments over three years.

Share option activity for Radionics' employees under all Tyco plans for the years ended September 30, 2005 and 2004, is as follows:


                                                                       WEIGHTED-
                                                                        AVERAGE
                                                         NUMBER OF      EXERCISE
                                                          SHARES         PRICE

Balance--September 30, 2003                                59,684       $  31.09

  Granted                                                  16,200          27.80
  Exercised                                                (4,352)         21.01
                                                          -------       --------

Balance--September 30, 2004                                71,532          30.96

  Granted                                                  15,350          35.80
  Exercised                                                (8,218)         21.56
  Cancellations                                            (3,550)         40.81
                                                          -------       --------

Balance--September 30, 2005                                75,114       $  32.51
                                                          =======       ========

The following table summarizes information about Tyco share options held by Radionics' employees outstanding and exercisable at September 30, 2005:


                          OPTIONS OUTSTANDING                                             OPTIONS EXERCISABLE
                          -------------------                                             -------------------
                                                              WEIGHTED-
                                       WEIGHTED-                AVERAGE                               WEIGHTED-
                                        AVERAGE                REMAINING                               AVERAGE
RANGE OF EXERCISE                      EXERCISE              CONTRACTUAL                              EXERCISE
    PRICES              NUMBER           PRICE                LIFE-YEARS                 NUMBER          PRICE

$14.27                  11,048          $ 14.27                   7.5                      6,235          $ 14.27

$19.06-$ 23.83           9,100            23.31                   6.6                      8,767            23.47

$27.80-$ 35.80          28,966            31.61                   9.1                      4,372            27.80

$43.62-$ 44.77          25,000            44.23                   5.2                     25,000            44.23

$50.66                   1,000            50.66                   5.1                      1,000            50.66
                        ------                                                           -------



Total                   75,114          $ 32.51                                           45,374          $ 34.66
                       =======          =======                                          =======          =======




On the dates of grant using the Black-Scholes option-pricing model and assumptions set forth below, the estimated weighted-average fair value of Tyco options granted to Radionics' employees during 2005 and 2004 was $10.97 and $10.78, respectively.

The following weighted-average assumptions were used for the years ended September 30, 2005 and 2004:

                                                            2005          2004

Expected stock price volatility                                33%           47%
Risk-free interest rate                                      4.09%         2.45%
Expected annual dividend per share                         $ 0.40        $ 0.05
Expected life of options (years)                              4.5           4.0


RESTRICTED SHARES--In March 2004, certain employees of Radionics were granted common shares of Tyco subject to certain restrictions under the 2004 Plan. These restricted shares cliff vest after three years. At September 30, 2005 and 2004, Radionics' employees had 2,580 and 1,870 restricted shares outstanding. The fair market value of the shares at the time of the grant is amortized (net of income tax benefit) to expense over the period of vesting.

The expense attributed to the amortization of restricted stock was immaterial for the years ended September 30, 2005 and 2004, respectively.

EMPLOYEE STOCK PURCHASE PLAN--Substantially all full-time employees of Radionics are eligible to participate in an employee share purchase plan. Eligible employees authorize payroll deductions to be made for the purchase of Tyco shares. Radionics matches a portion of the employee contribution by contributing an additional 15% of the employee payroll deduction. A designated broker purchases all shares purchased under the plan on the open market. The expense related to this plan was $12 and $13 for the years ended September 30, 2005 and 2004, respectively.

9. GEOGRAPHIC DATA

The Company operates as a single segment throughout the world, primarily within existing Tyco Healthcare facilities.

Selected information by geographic area is presented below:


                                                            2005          2004

Net sales:
  United States                                            $33,301       $33,697
  Europe                                                    21,135        15,728
  Asia                                                       5,541         5,748
  Japan                                                      3,753         3,436
  Canada and Latin America                                   4,997         3,590
                                                           -------       -------

                                                           $68,727       $62,199
                                                           =======       =======


10. SUBSEQUENT EVENTS

During   2005,   the  Company   was  party  to  a   consulting   agreement   for
research-related services. On October 21, 2005, the Company terminated the existing agreement. As part of the termination, the Company paid $100 for a mutual release, and $350 for the assignment of certain related patents.

The Company entered into a license buy-out agreement and mutual release dated January 26, 2006, with a third party for a cost of $100. This agreement provides an upfront paid license in place of periodic royalty payments based on licensed product sales as well as releasing the Company from certain obligations which existed in a prior agreement.

                                     ******

ITEM 9.01(a) Financial Statements of Business Acquired

Condensed Unaudited Financial Statements:

Statement of Assets and Liabilities To Be Sold of Radionics, Product Lines of Tyco Healthcare Group LP as of December 30, 2005 (Unaudited) and September 30, 2005.

Unaudited Statement of Net Revenue, Cost of Revenue, and Direct Expenses for the Quarters Ended December 30, 2005 and December 31, 2004 for Radionics, Products Lines of Tyco Healthcare Group LP
Notes to the Condensed Unaudited Financial Statements

RADIONICS, PRODUCT LINES OF TYCO HEALTHCARE GROUP LP

STATEMENT OF ASSETS AND LIABILITIES TO BE SOLD (UNAUDITED)
(IN THOUSANDS)
--------------------------------------------------------------------------------


                                                   DECEMBER            SEPTEMBER
                                                      30,                  30,
ASSETS TO BE SOLD                                    2005                 2005
                                                 ----------             --------

INVENTORIES                                        $  8,805              $ 7,028

OTHER CURRENT ASSETS                                    505                  531

PROPERTY, PLANT, AND EQUIPMENT--Net                   1,039                1,080

INTANGIBLE ASSET--Net                                 1,104                1,237
                                                   --------              -------

TOTAL                                              $ 11,453              $ 9,876
                                                   ========              =======


LIABILITIES TO BE SOLD

DEFERRED REVENUE                                   $  1,682              $ 1,883

ACCRUED WARRANTY COSTS                                  358                  359

CUSTOMER DEPOSITS                                         2                   30

EMPLOYEE SEVERANCE                                       30                   45
                                                   --------              -------

TOTAL                                              $  2,072              $ 2,317
                                                   ========              =======


See notes to interim financial statements.

RADIONICS, PRODUCT LINES OF TYCO HEALTHCARE GROUP LP

STATEMENT OF NET REVENUE, COST OF REVENUE, AND DIRECT EXPENSES (UNAUDITED)
(IN THOUSANDS)
--------------------------------------------------------------------------------

                                                      December         December
                                                         30,             31,
                                                        2005             2004
                                                      --------        ---------

NET REVENUE                                            $15,582          $16,298

COST OF REVENUE                                          4,496            6,045
                                                       -------          -------

GROSS PROFIT                                            11,086           10,253
                                                       -------          -------

DIRECT EXPENSES:
  Selling, general and administrative                    5,399            5,434
  Research and development                                 819              763
  Freight to customers                                     244              233
                                                       -------          -------

           Total direct expenses                         6,462            6,430
                                                       -------          -------

EXCESS OF NET REVENUE OVER COST
  OF REVENUE AND
  DIRECT EXPENSES                                      $ 4,624          $ 3,823
                                                       =======          =======


See notes to interim financial statements.

RADIONICS, PRODUCT LINES OF TYCO HEALTHCARE GROUP LP

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED DECEMBER 30, 2005 AND DECEMBER 31, 2004 (UNAUDITED) (IN THOUSANDS, EXCEPT SHARE DATA)
--------------------------------------------------------------------------------


  1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION--The financial statements consist of the assets and liabilities related to Radionics, Product Lines of Tyco Healthcare Group LP, ("Radionics" or the "Company") to be sold pursuant to the Asset Purchase Agreement by and between the Tyco Healthcare Group LP and Sherwood Services, AG, as Seller, and Integra LifeSciences Corporation and Integra LifeSciences (Ireland) Limited (collectively, "Integra"), as Buyer, dated as of September 7, 2005 (the "Agreement"), and as amended through February 3, 2006, and the related net revenues, cost of revenues and direct expenses of Radionics. The Tyco Healthcare Group LP ("Tyco Healthcare") is a segment of Tyco International Ltd. ("Tyco"), and Sherwood Services, AG is a subsidiary of Tyco. Tyco Healthcare and Tyco collectively are the "parent companies."

The Radionics' operations include a leased manufacturing facility in Burlington, Massachusetts, which produces products exclusively for the Radionics' product lines. There are also manufacturing facilities in Tijuana, Mexico and Boulder, Colorado which produce products for Radionics and other Tyco Healthcare operations. The products manufactured in these shared facilities are transferred to Radionics at cost. The shared facilities are not included in the net assets of Radionics as they are not being sold to Integra. Distribution of Radionics' products is generally integrated with other Tyco Healthcare product lines. Domestically, the products are sold by independent representatives.
Internationally, the products are generally sold through existing Tyco Healthcare operations. In addition to administrative offices in Burlington, Massachusetts, which are exclusive to Radionics, additional administrative support services are integrated within other Tyco Healthcare operations. See
Note 2 ALLOCATION OF DIRECT EXPENSES AND RELATED-PARTY TRANSACTIONS, for a further description of these services. Research and development activities occur primarily at the Burlington facility. The statements of net revenue, cost of revenue and direct expenses do not include any amounts for corporate overhead, interest expense or income taxes.

The financial statements include allocations for the above described direct expenses incurred at shared services and related-party transactions. As a result, the financial information presented herein may not be indicative of the results that would have been achieved had Radionics operated as a separate, stand-alone entity. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates. Significant accounting estimates used include estimates of shared costs of production allocated to inventory values and inventory reserves. Estimates are used in allocating certain direct expenses for selling, marketing, general, and administrative services provided by the parent companies. Management believes these allocations are reasonable.

DESCRIPTION OF THE BUSINESS--Radionics is a leader in the design, manufacture and sale of advanced minimally-invasive medical instruments in the field of neurosurgery and radiation therapy. Its products are primarily utilized in the treatment of cancer. Radionics designs its products to deliver the highest accuracy and provides quality assurance tools, training, and service to ensure reliability and safety.

INVENTORIES--Inventories are valued at lower of cost (first-in, first-out basis) or market.

Provisions for obsolete and slow-moving inventory are estimated based on forecasted demand. Changes in estimates are reflected in cost of revenues.

Distribution costs of $472 are included in cost of revenue for the three months ended December 30, 2005. These costs consist of direct costs of $107 and allocated cost of $365 from Tyco Healthcare for shared distribution facilities. For the three months ended December 31, 2004, distribution costs of $461 are included in cost of revenue. These costs consist of direct costs of $11 and allocated costs of $450 from Tyco Healthcare for shared distribution facilities.

PRODUCT WARRANTY--The Company generally records estimated product warranty costs at the time of sale. Manufactured products and equipment are warranted against defects in materials and worksmanship, generally for 12 months after delivery. Warranty period terms range from 1 to 7 years. The warranty liability is determined based upon historical information, including claims experience.

LONG-LIVED ASSETS--The Company periodically evaluates the net realizable value of long-lived assets, including property, plant, and equipment, and amortizable intangible assets when indicators of potential impairment are present. Fair values are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates, reflecting varying degrees of perceived risk.

PLANT, PROPERTY, AND EQUIPMENT--NET--Property, plant, and equipment, net is recorded at cost less accumulated depreciation.

Maintenance and repair expenditures are expensed when incurred. When assets are retired or sold, the related cost and accumulated depreciation or amortization is removed from the accounts and any resulting gain or loss is included as a component of selling, general and administrative in the statement of net revenue, cost of revenue and direct expense. There were no losses on retirements for the three months ended December 30, 2005 and 2004. Depreciation is computed on a straight-line basis over the following estimated useful lives:

Machinery and equipment                             3-15 years
Furniture and fixtures                              3-15 years
Computer software and hardware                      3-5 years
Leasehold improvements                              Remaining term of lease


Only dedicated assets to be acquired by Integra are included in the statements of assets and liabilities to be sold. All other assets shared with, and owned by, Tyco Healthcare are excluded.

DEMONSTRATION PRODUCT AND LOANED EQUIPMENT--Demonstration product ("Demo") is capital equipment utilized by the sales force as a sales tool. Demo is located with the sales force and independent dealers and is expensed when shipped to them. In addition, Radionics maintains an inventory of loaned capital equipment, primarily items that are provided to customers for use when the customer owned item is sent in for repair. Upon completion of the repair, the loaned equipment is returned to Radionics.

INTANGIBLE ASSETS AND GOODWILL--Patents are recorded at fair value as of the dates of acquisition and are amortized on a straight-line basis over the lesser of their remaining legal life, or the maximum estimated useful life, generally 10 years or less.

Tyco adopted Statement of Financial Accounting Standards ("SFAS") No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS in fiscal 2002. In connection with adoption, Tyco allocated goodwill at one level below the Tyco segment level, as prescribed by SFAS No. 142. Radionics' operations are more than one level below the Tyco segment level and as a result, no goodwill has been included in the Radionics' financial statements.

REVENUE RECOGNITION--Revenue from the sale of products is recognized at the time title and risks and rewards of ownership pass. This is generally when the products are received by the customer, the sales price is fixed and determinable and collection is reasonably assured. Revenue from the sale of selected capital equipment is recognized after the equipment is installed and accepted by the customer. No individual customer represents more than 10% of revenue.

Radionics leases certain products to customers for terms ranging from 1 to 5 years. Radionics recognizes lease revenue upon consummation of the contract and receipt and acceptance of the product by the customer. No new financing arrangements were entered into during the three months ended December 30, 2005.

Revenue from the sale of warranty contracts is deferred and recognized into income over the term of the contract. Contracts are noncancelable, with terms of generally one year, although certain contracts have terms ranging up to three years. Warranty revenue of $691 and $694 was recognized for the three months ended December 30, 2005 and December 31, 2004, respectively.

FREIGHT TO CUSTOMERS--Tyco Healthcare allocates the costs associated with third-party freight providers to the Company. Costs associated with third-party freight that are billed to customers are included in net revenue and cost of revenue. Freight costs that are not billed to customers are included in direct expenses.

FOREIGN CURRENCY TRANSLATION--For the Company's non-U.S. operations whose functional currency is other than U.S. dollars, assets and liabilities are translated into U.S. dollars using December 30, 2005 exchange rates. Sales and expenses are translated at the average exchange rates in effect during the quarter. As part of managing the exposure to changes in foreign currency rates, the Company utilizes forward and option contracts with financial institutions acting as principal counterparties. Gains and losses on foreign currency transactions are generally related to intercompany purchases and sales of inventory and are included in cost of revenue. A net gain of $306 and $230 is included in cost of revenue for the three months ended December 30, 2005 and December 31, 2004, respectively. Gains and losses on foreign currency related to other transactions resulted in net gain of $1 which is included within selling, general and administrative expense for the three months ended December 30, 2005. Gains and losses on foreign currency related to other transactions resulted in net loss of $291 which is included within selling, general and administrative expense for the three months ended December 31, 2004.

RESEARCH AND DEVELOPMENT--Research and development costs are expensed as incurred. Expenses consist of direct expenditures attributable to costs incurred at the Burlington facility, inclusive of personnel-related costs, and facility overhead as well as allocated research costs from Tyco Healthcare.


2. ALLOCATION OF DIRECT EXPENSES AND RELATED-PARTY TRANSACTIONS

Tyco Healthcare and U.S. Surgical, a division of Tyco Healthcare that is responsible for the management of Radionics, allocate certain employee benefit expenses to Radionics on the basis of the number of personnel. Tyco and Tyco Healthcare, including U.S. Surgical, do not allocate freight and warehousing, certain research and development, and selling and marketing and general administrative and other expenses to its operating divisions for internal financial reporting. However, for the purposes of the accompanying financial statements, an allocation of such direct expenses from Tyco Healthcare and U.S. Surgical has been included and is summarized as follows:


THREE MONTHS ENDED DECEMBER 30, 2005                       DOMESTIC     INTERNATIONAL        TOTAL
Other cost of sales, freight and warehousing               $   164       $   441            $   605
Research and development--regulatory                             6            13                 19
Selling and marketing                                          -           1,507              1,507
General--administrative and other                              349           605                954
                                                           -------       -------            -------

Total                                                      $   519       $ 2,566            $ 3,085
                                                           =======       =======            =======

THREE MONTHS ENDED DECEMBER 31, 2004                       DOMESTIC     INTERNATIONAL        TOTAL
Other cost of sales, freight and warehousing               $   192       $   654            $   846
Research and development--regulatory                             4             2                  6
Selling and marketing                                          -           1,271              1,271
General--administrative and other                              449           836              1,285
                                                           -------       -------            -------

Total                                                      $   645       $ 2,763            $ 3,408
                                                           =======       =======            =======

Included in the domestic allocations are both Tyco Healthcare and U.S. Surgical allocations. Tyco Healthcare costs represent an allocation of shared services such as personnel, legal, human resources and finance which are allocated primarily on the proportion of Radionics sales to Tyco Healthcare sales. U.S. Surgical direct support costs represent personnel and support expenses for quality control, regulatory compliance, finance (accounts payable, accounts receivable, planning, payroll, sales force compensation and treasury), information systems, customer service, legal, human resources, warehousing and engineering support. The allocation includes use of corporate facilities by these employees. These costs are primarily allocated based on the proportion of Radionics sales to total Radionics and U.S. Surgical sales.

International direct expenses are generally allocated on a percentage of Radionics' sales to total international sales in the respective location. There is also a Belgium facility which is primarily dedicated to supporting Radionics. Direct expenses for the Belgium facility totaled $141 and $207 for the three months ended December 30, 2005 and December 31, 2004, respectively.

Management   believes  that  all   allocations  of  these  direct  expenses  are
reasonable; however, these costs may not be indicative of the costs that would have been incurred if Radionics operated on a stand-alone basis.

Radionics' manufacturing facility in Burlington, Massachusetts manufactures a small volume of raw materials for use in products sold by an affiliate. In addition, Tyco Healthcare manufactures products for Radionics at shared facilities in Boulder, Colorado and Tijuana, Mexico that are not being sold to Integra and are excluded from the financial statements. Radionics purchases components for its products from other Tyco businesses. The cost of these components was $220 and $167 for the three months ended December 30, 2005 and December 31, 2004, respectively.

Tyco allocates certain corporate overhead costs to Tyco Healthcare. These costs are administrative services that are primarily related to costs associated with being a publicly traded company, treasury, tax, risk management, and certain human resource functions. These costs are not part of the direct expense, operations, or business of

Radionics on a stand-alone basis, and, as such, allocations of these Tyco overhead costs have been excluded from the Radionics' financial statements.

3. INVENTORY

Inventory is as follows:



                                                          DECEMBER     SEPTEMBER
                                                             30,           30,
                                                            2005          2005
                                                          ---------    ---------

Finished goods                                             $ 4,653      $ 4,171
Work in process                                              1,515        1,020
Raw materials                                                6,654        5,507
                                                           -------      -------

                                                            12,822       10,698

Less allowance for obsolescence                             (4,017)      (3,670)
                                                           -------      -------

                                                           $ 8,805      $ 7,028
                                                           =======      =======


Inventory and product costs included in cost of sales are comprised of the following:



AS OF AND FOR THE THREE MONTHS                                           COST OF
ENDED DECEMBER 30, 2005                                   INVENTORY      SALES

Inventory at standard costs                                $13,051      $ 4,675
Inventory variances:
  Specific identified manufacturing facilities                 482          (86)
  Allocated at shared manufacturing facilities                (711)        (470)
  Inventory allowance for obsolescence                      (4,017)
  Nonproduct costs included in cost of sales
    (including warranty,
    warehousing, freight,
    demo, and loaners)                                                      377
                                                           -------      -------

Total                                                      $ 8,805      $ 4,496
                                                           =======      =======


AS OF AND FOR THE YEAR                                                  COST OF
ENDED SEPTEMBER 30, 2005                                  INVENTORY      SALES

Inventory at standard costs                                $11,223      $20,999
Inventory variances:
  Specific identified manufacturing facilities                  77        2,190
  Allocated at shared manufacturing facilities                (602)      (1,591)
  Inventory allowance for obsolescence                      (3,670)
  Nonproduct costs included in cost of sales
    (including warranty,
    warehousing, freight,
    demo, and loaners)                                                    3,249
                                                           -------      -------

Total                                                      $ 7,028      $24,847
                                                           =======      =======

4. PROPERTY, PLANT, AND EQUIPMENT

Property, Plant, and equipment-net, is as follows:


                                                          DECEMBER     SEPTEMBER
                                                             30,           30,
                                                            2005          2005
                                                         ---------      --------
Machinery and equipment                                    $ 1,775      $ 1,403
Furntiture and fixtures                                        265          265
Computer equipment and software                                886          885
Leasehold Improvements                                         722          722
Construction in progress                                       153          102
Accumulated depreciation                                    (2,762)      (2,297)
                                                           -------      -------

                                                           $ 1,039      $ 1,080
                                                           =======      =======

5. INTANGIBLE ASSET-NET

Intangible asset-net, is as follows:

                                                          DECEMBER     SEPTEMBER
                                                             30,          30,
                                                            2005          2005
                                                          ---------    ---------

Patent                                                     $ 5,300      $ 5,300
Accumulated amortization                                    (4,196)      (4,063)
                                                           -------      -------

                                                           $ 1,104      $ 1,237
                                                           =======      =======

6. GEOGRAPHIC DATA

The Company operates as a single segment throughout the world, within existing Tyco facilities.

Selected information by geographical area is presented below:

                                             3 MONTHS               3 MONTHS
                                               ENDED                 ENDED
                                           DEC 31, 2004           DEC 30, 2005
                                          ----------------       ---------------
Net sales:
   United States                              $   9,074              $ 7,688
   Europe                                         4,140                4,265
   Asia                                             926                1,176
   Japan                                          1,105                1,168
Canada and Latin America                          1,053                1,285
                                              ---------              -------

                                              $  16,298              $15,582
                                              =========              =======

7. SUBSEQUENT EVENTS

The Company entered into a license buy-out agreement and mutual release dated January 26, 2006, with a third party for a cost of $100. This agreement provides an upfront paid license in place of periodic royalty payments based on licensed product sales as well as releasing the Company from certain obligations which existed in a prior agreement.


                                     ******

ITEM 9.01(b)  Unaudited Pro Forma Financial Information

     On March 3, 2006, wholly owned subsidiaries of Integra LifeSciences Holdings Corporation (the "Company") completed the asset acquisition of the Radionics Division of Tyco Healthcare Group LP ("Radionics") from Tyco Healthcare Group LP ("Tyco") and Sherwood Services, AG.

     The total purchase price for the assets was $76.6 million subject to an adjustment based on closing inventory levels and included $2.1 million in transaction related costs. Radionics is a leader in the design, manufacture and sale of advanced minimally-invasive medical instruments in the fields of neurosurgery and radiation therapy. Radionics' products include the CUSA EXcel(TM) ultrasonic surgical aspiration system, the CRW(TM) stereotactic system, the XKnife(TM) stereotactic radiosurgery system, and the OmniSight(TM) EXcel image guided surgery system. The transaction is being accounted for as a business combination in accordance with FASB 141.

     The Company assumed Tyco's lease on the Radionics facility in Burlington Massachusetts and entered into transitional supply and distribution agreements with Tyco Healthcare Group LP for products currently manufactured at Tyco facilities not included in the transaction. The transitional supply agreement provides for the manufacture of certain ultrasonic aspirator products and peripherals and certain other products for a period of up to two years. The transitional distribution agreement provides for the distribution of acquired product lines in certain international markets by affiliates of Tyco for periods ranging from three months to approximately 12 months after the closing date.

     The Company made an offer of employment to approximately 135 employees of the business relating to the purchased assets. The Company also assumed certain liabilities from Tyco relating to the assets they are purchasing, including certain employment agreements.

     The financial statements for the year ended September 30, 2005, and the unaudited financial statements as of December 30, 2005 and for the three months ended December 30, 2005 and December 31, 2004 included elsewhere in this Form 8-K/A represent the assets and liabilities of Radionics purchased by the Company and the direct revenues and expenses associated with the Radionics business. Because Radionics did not operate as a stand alone business and certain operations and activities were part of Tyco Healthcare LP, the financial statements do not represent a complete set of financial statements as required by Rule 3-05 of Regulation S-X. Certain portions of the costs included in the statements represent an allocation of Tyco operational costs. These costs are further defined in footnote 2 in the financial statements for the year ended September 30, 2005.

     The Company expects to utilize Tyco international affiliates for a transition period and then third party distributors to support certain markets outside the United States where previously Tyco Healthcare had been selling the Radionics products directly to end customers. The Company expects to sell to these distributors at discounts ranging from 32% to 50% depending on the specific market. As a result, assuming the same volume of sales as in the past, the Company will recognize lower revenue than Tyco recognized. Similarly, as discussed below, as the Company will sell to distributors rather than have its own distribution network, it expects to recognize lower selling expenses associated with Radionics products than Tyco recognized. Radionics direct international market sales in countries and for products where it anticipates selling through distributors were $32.5 million in 2005. No adjustment is reflected in the pro forma statement of operations to consider the impact of future sales discounts as it is considered a forward looking estimate.

     In addition, the Company does not expect to incur certain costs associated with the direct selling organizations in the international markets referred to above. The Radionics Statement of Net Revenue, Cost of Revenue, and Direct Expenses includes $8.7 million in selling, general and administrative costs associated with Tyco Healthcare's international affiliate operations. The Company will incur some additional costs associated with the acquisition of the Radionics international business, but it does not expect to incur costs to the same degree as those allocations because it did not acquire the Tyco international operations associated with those allocations, and the Company will operate through third party distributors in a number of international markets. The pro forma statement of operations does not include any projection of the difference in costs as it would be considered a forward looking estimate.

     The unaudited pro forma condensed combined balance sheet as of December 31, 2005 was prepared by combining the historical balance sheet at December 31, 2005 for the Company with the historical balance sheet of Radionics at September 30, 2005, giving effect to the acquisition as though it was completed on December 31, 2005.

     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005 was prepared by combining the Company's historical statement of net revenue, cost of revenue and direct expenses for the year ended December 31, 2005 with Radionics' historical statement of operations for the year ended September 30, 2005, giving effect to the acquisition as though it had occurred on January 1, 2005. This unaudited pro forma condensed combined statement of operations does not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expenses resulting from the transaction.

     These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The condensed combined pro forma financial statements do not purport to represent what the consolidated results of operations or financial position of the Company would actually have been if the acquisition had occurred on the dates referred to above, nor do they purport to project the results of operations or financial position of the Company for any future period or as of any date.

Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2005

IN THOUSANDS



                                                    Integra
                                                  LifeSciences
                                                    Holdings                                        Pro Forma
                                                  Corporation     Radionics*  Adjustments   Note  Consolidated
                                                  -----------    ----------  -----------   ----   ------------
ASSETS:
Current Assets:
  Cash and cash equivalents                       $   46,889    $      --     $  (43,325)    (a)   $     3,564
  Short-term investments                              80,327           --        (17,277)    (a)        63,050
  Trade accounts receivable                           49,007           --            --                 49,007
  Inventories                                         67,476         7,028         1,891     (b)        76,395
  Prepaid expenses and other current assets           22,253           531           --                 22,784
                                                  ----------    ----------    ----------    ----   -----------
      Total current assets                           265,952         7,559       (58,711)              214,800

Property, plant, and equipment, net                   27,451         1,080           354     (b)        28,885
Goodwill                                              68,364           --         23,035     (c)        91,399
Intangible assets, net                                64,569         1,237        (1,237)    (c)
                                                                                  45,000     (c)       109,569
Non-current investments & other assets                22,096           --            --                 22,096
                                                  ----------    ----------    ----------    ----   -----------
Total assets                                      $  448,432    $    9,876    $    8,441           $   466,749
                                                  ==========    ==========    ==========    ====   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable, trade                              8,978           --            --                  8,978
  Revolving credit facility                              --            --         16,000     (a)        16,000
  Deferred revenue                                       --          1,883           --                  1,883
  Accrued expenses and other current liabilities      22,309           434           --                 22,743
                                                  ----------    ----------    ----------    ----   -----------
      Total current liabilities                       31,287         2,317        16,000                49,604

 Long term debt                                      118,378           --            --                118,378
 Other liabilities                                     8,949           --            --                  8,949
                                                  ----------    ----------    ----------    ----   -----------
Total liabilities                                    158,614         2,317        16,000               176,931

Commitments and contingencies

Total stockholders' equity                           289,818           --           --                 289,818
                                                  ----------    ----------    ----------    ----   -----------
 Total liabilities and stockholders' equity       $  448,432    $    2,317    $   16,000           $   466,749
                                                  ==========    ==========    ==========    ====   ===========


* Radionics Statements of Assets and Liabilities To Be Sold as of September 30, 2005

See notes to pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2005

IN THOUSANDS, EXCEPT PER SHARE AMOUNTS


                                                    Integra
                                                  LifeSciences
                                                    Holdings                                        Pro Forma
                                                  Corporation    Radionics*   Adjustments   Note  Consolidated
                                                  -----------    ----------   -----------   ----  ------------

Total revenue                                     $  277,935    $   68,727    $      --            $   346,662

COSTS AND EXPENSES
 Cost of product revenue (exclusive of
   amortization related to acquired
   intangible assets)                                105,536        25,884           --                131,420
 Research and development                             11,960         3,416           --                 15,376
Selling, general and administrative                   98,273        23,110           --                121,383
 Amortization                                          6,061           --          3,749     (1)         9,810
                                                  ----------    ----------    ----------    ----   -----------
      Total costs and expenses                       221,830        52,410         3,749               277,989

Operating income                                      56,105        16,317        (3,749)               68,673

Interest income (expense), net                          (265)          --         (2,698)    (2)        (2,963)
Other income (expense), net                             (739)          --            --                   (739)
                                                   ---------    ----------    ----------    ----   -----------
Income before income taxes                            55,101        16,317        (6,447)               64,971

Income tax expense                                    17,907                       2,875     (3)        20,782
                                                  ----------    ----------    ----------    ----   -----------
Net income                                        $   37,194    $   16,317    $   (9,322)          $    44,189
                                                  ==========    ==========    ==========    ====   ===========

Net income per share
   Basic                                          $     1.23                                       $      1.46
   Diluted                                        $     1.15                                       $      1.35

Weighted average common shares outstanding:
   Basic                                              30,195                                            30,195
   Diluted                                            34,565                                            34,565




* Radionics Statement of Net Revenue, Cost of Revenue, and Direct Expenses for the Year Ended September 30, 2005


See notes to pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.  Basis of Pro Forma Presentation

For the pro forma condensed combined balance, the preliminary $76.6 million purchase price, including $2.1 million of estimated costs incurred by the Company directly as a result of the acquisition, has been allocated based on management's preliminary estimate of the fair values of assets acquired and liabilities assumed as of December 31, 2005. Certain elements of the purchase price allocation are considered preliminary, particularly as it relates to the final valuation of certain identifiable intangible assets. Assuming the transaction was completed December 31, 2005, the preliminary purchase price allocation would be as follows:

     Inventory                                         $  8,919
     Property and equipment                               1,434
     Intangible assets                                   45,000
     Goodwill                                            23,035
     Other assets                                           531
     Deferred revenue                                    (1,883)
     Accrued expenses                                      (434)
                                                       --------
     Total purchase price                              $ 76,602

The acquired intangible assets consist primarily of customer relationships, trade names and core technology based assets. The customer relationships and core technology, which totaled approximately $28.9 million, will be amortized over lives ranging from seven to ten years. The trade names, which totaled approximately $16.1 million, are considered indefinite lived assets and will not be amortized. The goodwill recorded is based on the benefits the Company expects to generate from the synergies between the Radionics products, including the broad use of its trade names, and the Company's products specifically targeted towards the neurosurgery market.

2.  Pro Forma Adjustments

The following are the descriptions of the pro forma condensed combined balance sheet adjustments:

     (a) The Company used $60.6 million of available cash and short term securities and borrowed the remaining $16 million of purchase price under its available revolving credit facility.

     (b) This adjustment is made to increase Radionics' inventory and property and equipment balances as of September 30, 2005 to their estimated fair value.

     (c) These adjustments were recorded to reflect the estimated fair value of the Radionics' intangible assets and remaining goodwill as of September 30, 2005 and an adjustment to eliminate historical intangible assets of Radionics.

The following are the descriptions of the pro forma condensed combined statement of operations adjustments:

     (1) This adjustment records pro forma amortization expense for the year ended December 31, 2005 for the intangible assets subject to amortization of $28.9 million (customer relationships of $19.9 million and technology of $9 million) on a straight line basis over their amortizable lives of seven and ten years, respectively.

     (2) This adjustment increases net interest expense for the estimated reduction in interest income earned by the Company ($60,602 multiplied by the Company's average return of 3% for 2005) and the increase in interest expense associated with the $16.0 million borrowing under the revolving credit facility (at its fixed rate of 5.5%) as a result of the payment of the purchase price as if paid on January 1, 2005.

     (3) This adjustment is based on the Company's estimate of the pre-tax income by tax jurisdiction multiplied by the statutory rate for each jurisdiction.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, as of the 12th day of May, 2006.



                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION


             BY: /s/ Stuart M. Essig
                 -----------------------------
                 STUART M. ESSIG
                 PRESIDENT AND CHIEF EXECUTIVE OFFICER